Exhibit 4.2
EXECUTION VERSION
First Supplemental Indenture
     FIRST SUPPLEMENTAL INDENTURE, dated as of July 20, 2011 (this “First Supplemental Indenture”), among SRA International, Inc., a Delaware corporation, as successor to the Predecessor Company (as defined below) (the “Successor Company”), the Guarantors signatory to this First Supplemental Indenture (the “Guarantors”), and Wilmington Trust, National Association, as Trustee under the Indenture referred to below.
W I T N E S S E T H:
     WHEREAS, Sterling Merger Inc., a Delaware corporation (the “Predecessor Company”) and the Trustee are parties to an Indenture, dated as of July 20, 2011 (as amended, further supplemented, waived or otherwise modified from time to time, the “Indenture”), providing for, among other things, the issuance of an unlimited aggregate principal amount of 11.00% Senior Notes due 2019 (the “Notes”);
     WHEREAS, the Predecessor Company and the Successor Company are parties to the Agreement and Plan of Merger, dated as of March 31, 2011 (the “Merger Agreement”), which provides for the merger of the Predecessor Company with and into the Successor Company (the “Merger”), with the Successor Company continuing its existence;
     WHEREAS, the Merger shall become effective upon the filings of the Certificate of Merger of Sterling Merger, Inc. with and into SRA International, Inc. with the Secretary of State of the State of Delaware.
     WHEREAS, Article V of the Indenture provides that the Predecessor Company shall be permitted to merge with or into any Person, provided that upon any such merger such resulting, surviving, or transferee Person shall expressly assume all the obligations of the Predecessor Company under the Notes and the Indenture by executing and delivering to the Trustee a supplemental indenture or one or more other documents or instruments and that thereupon the Predecessor Company shall automatically be released and discharged from its obligations under the Indenture and the Notes;
     WHEREAS, Section 10.03 of the Indenture provides that the Guarantors shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guarantors shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture (the “Guarantee”) on the terms and conditions set forth herein and in Article X of the Indenture;
     WHEREAS, Section 9.01 of the Indenture provides that, without the consent of the Holders of any Notes, the parties hereto may amend or supplement the Indenture, to provide for the assumption by a Successor Company of the obligations of the Predecessor Company under the Indenture or to add a Guarantor under the Indenture;
     WHEREAS, each Guarantor desires to enter into such First Supplemental Indenture for good and valuable consideration, including substantial economic benefit in that the financial performance and condition of such Guarantor is dependent on the financial performance and condition of the Successor Company, the obligations hereunder of which such Guarantor has guaranteed, and on such Guarantor’s access to working capital through the Successor Company’s access to borrowings under the Senior Credit Facilities; and
     WHEREAS, the Successor Company desires to enter into this First Supplemental Indenture for good and valuable consideration;
     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Successor Company, the Guarantors and the Trustee mutually covenant and agree, for the benefit of the Holders of the Notes, as follows:
     1. Defined Terms. As used in this First Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this First Supplemental Indenture refer to this First Supplemental Indenture as a whole and not to any particular section hereof.
     2. Assumption of Obligations. In accordance with Article V and Section 9.01 of the Indenture, the Successor Company hereby expressly assumes and agrees to pay, perform and discharge when due each and every debt, obligation, covenant and agreement incurred, made or to be paid, performed or discharged by the Predecessor Company under the Indenture and the Notes. The Successor Company hereby agrees to be bound by all the terms, provisions and conditions of the Indenture and the Notes and agrees that it shall be the successor Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Predecessor Company under the Indenture and the Notes.
     3. Agreement to Guarantee. Each Guarantor hereby agrees as follows:
(a) Along with all other Guarantors named in the Indenture (including pursuant to any supplemental indentures), to jointly and severally, unconditionally guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, that:
     (i) the principal of and interest and premium, if any, on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuer to the Holders or the Trustee thereunder shall be promptly paid in full or performed, all in accordance with the terms thereof; and
     (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. This is a guarantee of payment and not a guarantee of collection.
(b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture or the obligations of the Issuer hereunder or thereunder, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer or any other Guarantor, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.
(c) Each Guarantor hereby waives: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever.
(d) This Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, the Indenture and this First Supplemental Indenture. Each Guarantor accepts all obligations applicable to a Guarantor under the Indenture, including Article X of the Indenture (which is deemed incorporated in this First Supplemental Indenture and applicable to this Guarantee) and, as applicable, Sections 5.01(c) and (d) and Section 5.02 of the Indenture. Each Guarantor acknowledges that by executing this First Supplemental Indenture, it will become a Guarantor under the Indenture and subject to all the terms and conditions applicable to Guarantors contained therein.
(e) If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors (including the Guarantors party hereto), or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Guarantors, any amount paid either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.
(f) None of the Guarantors shall be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.
(g) As between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI of the Indenture for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article VI of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purpose of this Guarantee.
(h) Each Guarantor shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under this Guarantee.
(i) Pursuant to Section 10.02 of the Indenture, after giving effect to all other contingent and fixed liabilities that are relevant under any applicable Bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article X of the Indenture, these new Guarantees shall be limited to the maximum amount permissible such that the obligations of each Guarantor under its respective Guarantee will not constitute a fraudulent transfer or conveyance.
(j) Until released in accordance with Section 10.06 of the Indenture and Section 6 hereof, this Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation, reorganization, should the Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes and Guarantee, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Note shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
(k) In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
(l) Each respective Guarantee shall be a general unsecured senior obligation of the Guarantor, ranking pari passu in right of payment with all existing and future Senior Indebtedness of such Guarantor, if any.
(m) Each payment to be made by the Guarantors in respect of their respective Guarantees shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.
     4. Execution and Delivery. Each Guarantor agrees that the Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.
     5. Merger, Consolidation or Sale of All or Substantially All Assets of a Guarantor.
     (a) Except as otherwise provided in Section 5.01(c) of the Indenture, no Guarantor may consolidate or merge with or into or wind up into (whether or not such Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person.
     (b) In the case of clause (i) of Section 5.01(c) of the Indenture, the Successor Person will succeed to, and be substituted for, a Guarantor under the Indenture and such Guarantor’s Guarantee. Notwithstanding the foregoing, any Guarantor may merge into or transfer all or part of its properties and assets to another Guarantor or the Issuer.
     (c) Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer or a Guarantor in accordance with Section 5.01 of the Indenture, the successor corporation formed by such consolidation or into or with which the Issuer or such Guarantor, as applicable, is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of the Indenture referring to the Issuer or such Guarantor, as applicable, shall refer instead to the successor corporation and not to the Issuer or such Guarantor, as applicable), and may exercise every right and power of the Issuer or such Guarantor, as applicable, under the Indenture with the same effect as if such successor Person had been named as the Issuer or a Guarantor, as applicable, herein; provided that the predecessor Issuer shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale, assignment, transfer, conveyance or other disposition of all of the Issuer’s assets that meets the requirements of Section 5.01 of the Indenture.
     6. Releases. The Guarantee of each Guarantor shall be automatically and unconditionally released and discharged, and no further action by such Guarantor, the Issuer or the Trustee is required for the release of the Guarantor’s Guarantee, upon satisfaction of all of the conditions set forth in Section 10.06 of the Indenture.
     7. No Recourse Against Others. No past, present or future director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor shall have any liability for any obligations of the Issuer or the Guarantors (including the Guarantors party hereto) under the Notes, any Guarantees, the Indenture or this First Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
     8. Governing Law. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE TRUSTEE, THE SUCCESSOR COMPANY, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND (BY THEIR ACCEPTANCE OF THE NOTES) THE HOLDERS AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS FIRST SUPPLEMENTAL INDENTURE.
     9. Counterparts. The parties hereto may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed signature page to this First Supplemental Indenture by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this First Supplemental Indenture.
     10. Effect of Headings. The Section headings herein have been inserted for convenience of reference only, are not considered a part of this First Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.
     11. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by each Guarantor or the Successor Company, as the case may be.

     12. Subrogation. Each Guarantor shall be subrogated to all rights of Holders against the Issuer in respect of any amounts paid by such Guarantor pursuant to the provisions of Section 3 hereof and Section 10.01 of the Indenture; provided that, if an Event of Default has occurred and is continuing, such Guarantor shall not be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuer under the Indenture or the Notes shall have been paid in full.
     13. Benefits Acknowledged. Each Guarantor’s Guarantee is subject to the terms and conditions set forth in the Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this First Supplemental Indenture and that the guarantee and waivers made by it pursuant to this Guarantee are knowingly made in contemplation of such benefits.
     14. Successors. All agreements of the Guarantors in this First Supplemental Indenture shall bind their respective successors, except as otherwise provided in Sections 5.01(c)(i), 5.01(d), 5.02 and 10.06 of the Indenture or elsewhere in this First Supplemental Indenture. All agreements of the Trustee in this First Supplemental Indenture shall bind its successors.
     15. Parties. Nothing in this First Supplemental Indenture is intended or shall be construed to give any Person, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of each Guarantor’s Guarantee or any provision contained herein or in Article X of the Indenture.
     16. Ratification of Indenture; First Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This First Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this First Supplemental Indenture or as to the accuracy of the recitals to this First Supplemental Indenture.

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the date first above written.

SRA INTERNATIONAL, INC., as Successor Company
By:	/s/ Richard J. Nadeau
	Name:	Richard J. Nadeau
	Title:	Chief Financial Officer and Treasurer

[Signature Page to First Supplemental Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION as Trustee
By:	/s/ Joseph P. O’Donnell
	Name:	Joseph P. O’Donnell
	Title:	Vice President

[Signature Page to First Supplemental Indenture]

SYSTEMS RESEARCH AND APPLICATIONS CORPORATION
By:	/s/ Richard J. Nadeau
	Name:	Richard J. Nadeau
	Title:	Chief Financial Officer and Treasurer

TOUCHSTONE CONSULTING GROUP, INC.
By:	/s/ Richard J. Nadeau
	Name:	Richard J. Nadeau
	Title:	Chief Financial Officer and Treasurer

RABA TECHNOLOGIES, LLC
By:	/s/ Richard J. Nadeau
	Name:	Richard J. Nadeau
	Title:	Chief Financial Officer and Treasurer

CONSTELLA GROUP, LLC
By:	/s/ Richard J. Nadeau
	Name:	Richard J. Nadeau
	Title:	Chief Financial Officer and Treasurer

INTERFACE AND CONTROL SYSTEMS, INC.
By:	/s/ Richard J. Nadeau
	Name:	Richard J. Nadeau
	Title:	Chief Financial Officer and Treasurer

PERRIN QUARLES ASSOCIATES, INC.
By:	/s/ Richard J. Nadeau
	Name:	Richard J. Nadeau
	Title:	Chief Financial Officer and Treasurer

CMA GOVERNMENT SOLUTIONS, INC.
By:	/s/ Richard J. Nadeau
	Name:	Richard J. Nadeau
	Title:	Chief Financial Officer and Treasurer

[Signature Page to First Supplemental Indenture]

PLATINUM SOLUTIONS, INC.
By:	/s/ Richard J. Nadeau
	Name:	Richard J. Nadeau
	Title:	Chief Financial Officer and Treasurer

SENTECH HOLDINGS, INC.
By:	/s/ Richard J. Nadeau
	Name:	Richard J. Nadeau
	Title:	Chief Financial Officer and Treasurer

SENTECH, INC.
By:	/s/ Richard J. Nadeau
	Name:	Richard J. Nadeau
	Title:	Chief Financial Officer and Treasurer

[Signature Page to First Supplemental Indenture]